                                                                   Exhibit 4.4
                         Form of Subordinated Security

[Face of Instrument]

[Insert any legend required by the Internal Revenue Code and the regulations thereunder.]


                                 U. S. BANCORP
                             [Title of Instrument]

No. ___                                                         $_________

          U. S. Bancorp, an Oregon corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to _____________, or registered assigns, the principal sum of ________ Dollars on _____________.

[If the Instrument is to bear interest at a fixed rate prior to Maturity, insert: , and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on _____________ and _____________ in each year commencing _____________, 19__, at the rate of __ percent per annum, until the principal hereof is paid or made available for payment.]

[If the Instrument is to bear interest at an adjustable rate prior to Maturity, insert: , and to pay interest thereon from _____________ or from the most recent Interest Payment Date to which interest has been paid or duly provided for, at a rate determined as provided below, on _____________ and _____________ in each year commencing _____________, 19__, until the principal hereof is paid or made available for payment.]

          [If applicable, insert: and to the extent that payment of such interest shall be legally enforceable, at [said rate] [the rate of __ percent per annum] on any overdue principal and premium and on any overdue installments of interest.]

          [If applicable, insert provisions applicable to calculation of adjustable rate and the giving of notice with respect to such rate.]

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Instrument (or one or more Predecessor Instruments) is registered at the close of business on the Regular Record Date for such interest, which shall be on the ____ or ____ (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Instrument (or one or more Predecessor Instruments) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Instruments of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Instruments of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

          [If the Instrument is not to bear interest prior to Maturity, insert: The principal of this Instrument shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal and any overdue premium shall bear interest at the rate of __ percent per annum (to the extent that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such amounts has been made or duly provided for. Interest on any overdue principal or premium shall be payable on demand. [Any such interest on overdue principal or premium which is not paid on demand shall bear interest at the rate of __ percent per annum (to the extent that the payment of such interest on interest shall be legally enforceable), from the date of such demand until the amount so demanded is paid or made available for payment. Interest on any overdue interest shall be payable on demand.]]

          Payment of the principal of (and premium, if any) and [any such] interest on this Instrument will be made at the office or agency of the Company maintained for that purpose in _____________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts [if applicable, insert: ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Instrument Register.]

          Reference is hereby made to the further provisions of this Instrument set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been manually executed by the Trustee [or the Authenticating Agent] referred to on the reverse hereof, this Instrument shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, the Company has caused this Instrument to be duly executed under its corporate seal.

Dated:                                        U. S. BANCORP

Attest:


__________________________                    By__________________________
    Secretary                                       Chairman of the Board


                                              By__________________________
                                                    President

[Form of Certificate of Authentication.]

          This is one of the Instruments of the series designated herein issued under the within-mentioned Indenture.

                                              THE FIRST NATIONAL BANK OF
                                               CHICAGO
                                              as Trustee


                                              [By__________________________
                                                    as Authenticating Agent]


                                              By__________________________
                                                    Authorized Officer

[Form of Reverse of Instrument.]

                                 U. S. BANCORP

          This Instrument is one of a duly authorized issue of debt securities of the Company (herein called the "Instruments"), issued and to be issued in one or more series under an Indenture, dated as of _____________, 1996 (the "Indenture"), between the Company and The First National Bank of Chicago, as Trustee (the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Instruments and of the terms upon which the Instruments are, and are to be, authenticated and delivered. This Instrument is one of the series designated on the face hereof (herein called the "Series") [, limited in aggregate principal amount to $________]. [If applicable, insert: The Instruments of the Series may bear different dates and mature at different times, may bear interest at different rates and may otherwise vary, all as provided in the Indenture.]

          [If applicable, insert: The Instruments of the Series are subject to redemption upon not less than 30 days' notice provided in the manner set forth in the Indenture [(1) on _____________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for the Instruments of the Series at a Redemption Price equal to 100 percent of the principal amount, and (2)] at any time [on or after _____________, 19__], as a whole or in part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the principal amount): If redeemed [on or before _____________, 19__, __ percent, and if redeemed] during the 12-month period beginning _____________ of the years indicated,

             Redemption                                           Redemption
Year            Price                   Year                          Price
- ----         ----------                 ----                      ----------





and thereafter at a Redemption Price equal to __ percent of the principal amount, together in the case of any such redemption [(whether through operation of the sinking fund or otherwise)] with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Instruments of the Series, or one or more Predecessor Instruments of the Series, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

          [If applicable, insert: The Instruments of the Series are subject to redemption upon not less than 30 days' notice provided in the manner set forth in the Indenture, (1) on _____________ in any year commencing with the year ____ and ending with the year ____ through operation of the sinking fund for the Instruments of the Series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below, and (2) at any time [on or after ____], as a whole or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages of the principal amount) set forth in the table below: If redeemed during the 12-month period beginning _____________ of the years indicated,

                       Redemption Price             Redemption Price for
                        For Redemption              Redemption Otherwise
                       Through Operation            Than Through Operation
    Year              of the Sinking Fund            of the Sinking Fund
    ----              -------------------           ----------------------





and thereafter at a Redemption Price equal to __ percent of the principal amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with accrued interest to the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Instruments of the Series, or one or more Predecessor Instruments of the Series, of record at the close of business on the relevant record dates referred to on the face hereof, all as provided in the Indenture.]

          [If there is to be a sinking fund, insert: The sinking fund for the Instruments of the Series provides for the redemption on ____ in each year beginning with the year ____ and ending with the year ____ of [not less than] $________ [("mandatory sinking fund") and not more than $________] aggregate principal amount of Instruments of the Series. Instruments of the Series acquired or redeemed by the Company otherwise than through [mandatory] sinking fund payments may be credited against subsequent [mandatory] sinking fund payments otherwise required to be made, all as provided in the Indenture.]

          [If the Instrument is to be redeemable in part, insert: In the event of redemption of this Instrument in part only, a new Instrument or Instruments of the Series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

          [If the Instrument is not to be subject to redemption at the option of the Company, insert: The Instruments of the Series are not redeemable at the option of the Company prior to Maturity.]

          [If applicable, insert additional provisions regarding adjustable rate Instruments and/or other terms relating to Instruments of a particular series.]

          [If the Instrument is not to be an Original Issue Discount Instrument, insert: If an Event of Default with respect to Instruments of the Series shall occur and be continuing, the principal of all Instruments of the Series may be declared due and payable in the manner and with the effect provided in the Indenture.]

          [If the Instrument is to be an Original Issue Discount Instrument, insert: If an Event of Default with respect to Instruments of the Series shall occur and be continuing, an amount of principal of the Instruments of the Series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to [insert formula for determining the amount]. Upon payment (i) of the amount of principal so declared due and payable and (ii) of interest on any overdue principal, premium and interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Instruments of the Series shall terminate.]

          The indebtedness evidenced by this Instrument is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness (as defined in the Indenture), and this Instrument is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Instrument, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon such provisions.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Instruments of each series under the Indenture to be affected at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Instruments at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of not less than a majority in principal amount of the Instruments of each series at the time Outstanding, on behalf of the Holders of all Instruments of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Instrument shall be conclusive and binding upon such Holder and upon all future Holders of this Instrument and of any Instrument issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Instrument.

          As provided in and subject to the provisions of the Indenture, the Holder of this Instrument shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Default with respect to the Instruments of the Series, the Holders of not less than 25 percent in principal amount of the Instruments of the Series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Instruments of the Series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Instrument for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

          No reference herein to the Indenture and no provision of this Instrument or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) [and interest on] this Instrument at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Instrument is registrable in the Instrument Register, upon surrender of this Instrument for registration of transfer at the office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Instrument Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Instruments of the Series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Instruments of the Series are issuable only in registered form without coupons in denominations of $____ and any amount in excess thereof which is an integral multiple of $____. As provided in the Indenture and subject to certain limitations therein set forth, Instruments of the Series are exchangeable for a like aggregate principal amount of other Instruments of the Series and of like tenor and of any authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

          Prior to due presentment of this Instrument for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Instrument is registered as the owner hereof for all purposes, whether or not this Instrument be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

          All terms used in this Instrument which are defined in the Indenture shall have the meanings assigned to them in the Indenture.